Exhibit 10.4

NEWLINK GENETICS CORPORATION 401(K) PLAN

SUMMARY PLAN DESCRIPTION
MATERIAL MODIFICATION

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INTRODUCTION

NewLink Genetics Corporation has amended your Profit Sharing Plan effective as of January 1, 2011. This is merely a summary of the most important changes to the Plan. It is presented to you as an addition to the Summary Plan Description. If you have any questions, contact the Administrator. A copy of the Plan is available for your inspection. If there is any discrepancy between the terms of the Plan or this summary of material modifications, the provisions of the Plan, as amended, will control.

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GENERAL INFORMATION ABOUT THE PLAN

There is certain general information which you may need to know about this amendment to the Plan.   This Information has been summarized for you in this Section.

1.         General Plan Information:

NewLink Genetics Corporation 401 (k) Plan is the name of the Plan. We have assigned Plan Number 001 to this Plan.

2. Employer/Administrator Information:	NewLink Genetics Corporation 2503 South Loop Drive, Suite 5100 Ames, Iowa 50010 (515) 296-5555 42-1491350

    The Administrator has the complete power, in its sole discretion to determine all questions arising in connection with the administration, interpretation, and application of the Plan (and any related documents and underlying policies). Any such determination by the Administrator is conclusive and binding upon all persons.

3.       Trustee information: All money that is contributed to the Plan is held in a trust fund. The Trustee is responsible for the safekeeping of the trust fund. The trust fund established by the Trustee will be the funding medium used for the accumulation of assets from which benefits will be distributed.

III
SUMMARY OF CHANGES

Nonelective contribution. Each year, the Employer may make a discretionary nonelective contribution to the Plan. Your share of any contribution is determined below. The nonelective contribution will be "allocated" or divided among participants eligible to share in the contribution for the Plan Year.

Your share of the nonelective contribution will depend on how much compensation you received during the year as well as the group to which you are assigned (see below). The Employer may contribute a different amount on behalf of each group. The amount contributed on behalf of your group will be allocated to you proportionately based on your compensation compared to the total compensation of all participants in your group. You will be categorized into one of the following groups:

• Groups will consist of: A: Chief Executive Officer; B: Chief Medical Officer; C: Vice President Clinical & Regulatory Affairs; D: Quality Assurance Officer; E: Senior Vice President of Business Development; F: Vice President of Drug Development; G: CFO; H: VP, Finance; I: VP, Governmental Affairs; J: All other Eligible Employees not listed in A-l

Nonstandardized 401(k) Plan
EXECUTION PAGE

The Employer, by executing this Adoption Agreement, hereby agrees to the provisions of this Plan and Trust.

Employer. NewLink Genetics Corporation_____________________________________________________________

Date: __________________________________________________________________________________________

Signed: /s/ Gordon Link____________________________________________________________________________

______________________________________________________________________________________________

[print name/title]

The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, hereby accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Prototype Plan and Trust. If the Employer under Election 5(c) will use a separate Trust, the Trustee need not execute this Adoption Agreement.

Nondiscretionary Trustee(s): Dr. Nicholas Vahanian________________________________________________

Date: ___10-14-11______________________________________________________________________________

Signed: /s/ Nicholas Vahanian____________________________________________________________________

Nicholas Vahanian-President______________________________________________________________________

[print name/title]

Nondiscretionary Trustee(s): Dr. Charles Link_________________________________________________________

Date: ___10/13/11________________________________________________________________________________

Signed:  /s/ Charles Link ___________________________________________________________________________

Charles Link-CEO_______________________________________________________________________________

[print name/title]

Custodian(s) (Optional):__________________________________________________________________________

Date: __________________________________________________________________________________________

Signed:________________________________________________________________________________________

______________________________________________________________________________________________

[print name/title]

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The Employer only may use this Adoption Agreement only in conjunction with the basic plan document referenced by its document number on Adoption Agreement page one.

Execution for Page Substitution Amendment Only. If this paragraph is completed, this Execution Page documents an amendment to Adoption Agreement Election(s) 28(d) effective January 1, 2011, by substitute Adoption Agreement page number(s) 14 . The Employer should retain all Adoption Agreement Execution Pages and amended pages. [Note: The Effective Date may be retroactive or may be prospective as permitted under Applicable Law.]

Prototype Plan Sponsor. The Prototype Plan Sponsor identified on the first page of the basic plan document will notify all adopting Employers of any amendment to this Prototype Plan or of any abandonment or discontinuance by the Prototype Plan Sponsor of its maintenance of this Prototype Plan. For inquiries regarding the adoption of the Prototype Plan, the Prototype Plan Sponsor's intended meaning of any Plan provisions or the effect of the Opinion Letter issued to the Prototype Plan Sponsor, please contact the Prototype Plan Sponsor at the following address and telephone number: 201 East Clark Street, Albert Lea, MN 58007-1228. (507) 377-9344.

Reliance on Sponsor Opinion Letter. The Prototype Plan Sponsor has obtained from the IRS an Opinion Letter specifying the form of this Adoption Agreement and the basic plan document satisfy, as of the date of the Opinion Letter, Code §401. An adopting Employer may rely on the Prototype Sponsor's IRS Opinion Letter only to the extent provided in Rev. Proc. 2005-16. The Employer may not rely on the Opinion Letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the Opinion Letter and in Rev. Proc. 2005-16, Sections 19.02 and 19.03. In order to have reliance in such circumstances or with respect to such qualification requirements, the Employer must apply for a determination letter to Employee Plans Determinations of the IRS.

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                                                                                       Nonstandardized 401 (k) Plan
Replacement Page Effective January 1, 2011

(c)     [  ]  Prevailing Wage Contribution. The Prevailing Wage Contribution amount(s) specified for the Plan Year or other applicable period in the Employer's Prevailing Wage Contract(s). The Employer will make a Prevailing Wage Contribution only to Participants covered by the Contract and only as to Compensation paid under the Contract, if the Participant accrues an allocation of Employer Contributions (including forfeitures) under the Plan or any other Employer plan In addition to the Prevailing Wage Contribution, the Plan Administrator will (Choose one of (1) or (2)):

(1)     [  ]  No offset. Not reduce the Participant's Employer Contribution allocation by the amount of the Prevailing Wage Contribution.

(2)     [  ]  Offset. Reduce the Participant's Employer Contribution allocation by the amount of the Prevailing Wage Contribution.

(d)     [  ]  Related and Participating Employers. If any Related and Participating Employers contribute Nonelective Contributions to the Plan, the contribution formula(s) (Choose one of (1) or (2)):

    (1)  [  ]   All the same. Is (are) the same as for the Signatory Employer under this Election 27.

    (2)  [  ]   At least one different. Is (are) as follows: ___________________________________.

[Note: The Employer should not elect 27(d) unless there are Related Employers which ere also Participating Employers. See Section 1.23(D). The Employer electing 27(d) also must complete Election 28(g) as to the allocation methods which apply to the Participating Employers.]

(e)      [  ]   Describe:____________________________________________________________________________________________________________________________

[Note: Under Election 27(e). the Employer may describe the amount and type of Nonelective Contributions from the elections available under Election 27 and/or a combination thereof as to a Participant group (e.g.. A Discretionary Nonelective Contribution applies to Division A Employees, A Fixed Nonelective Contribution equal to 5% of Plan Year Compensation applies to Division B Employees).]

28. NONELECTIVE CONTRIBUTION ALLOCATION (3.04(B)). The Plan Administrator, subject to Section 3.08, will allocate to each Participant any Nonelective Contribution (excluding QNECs) under the following contribution allocation formula (Choose one or more of(a) through (h) as applicable):

(a) [  ]   Pro rata. As a uniform percentage of Participant Compensation.

(b) [  ]   Permitted disparity. In accordance with the permitted disparity allocation provisions of Section 3.04(B)(2), under which the following permitted disparity formula and definition of "Excess Compensation" apply (Complete (1) and (2)):

    (1)      Formula (Choose one of a. or b.):
a.      [   ]   Two-tiered.
b.      [   ]   Four-tiered.

    (2)      Excess Compensation. For purposes of Section 3.04(B)(2), "Excess Compensation" means Compensation in excess of  (Choose one of a. or b.):

a.      [  ]   Percentage amount. _________%  (not exceeding 100%) of the taxable wage base In effect on the first day of the Plan Year, rounded to the next highest $___ (not exceeding the taxable wage base).
b.      [  ]  Dollar amount. The following amount: $______(not exceeding the taxable wage base In effect on the first day of the Plan Year).

(c)      [  ] Incorporation of contribution formula. The Plan Administrator will allocate any Fixed Nonelective Contribution under Elections 27(b), 27(d), or 27(e), or any Prevailing Wage Contribution under Election 27(c), in accordance with the contribution formula the Employer adopts under those Elections.

(d)      [X] Classifications of Participants. In accordance with the classifications allocation provisions of Section 3.04(B)(3). The classifications are (Choose one of (1), (2), or (3)):

[Note: Typically, the Employer would elect 28(d) where it intends to satisfy nondiscrimination requirements using "cross-testing" under Treas. Reg. §1.401(a)(4)-8. However, choosing this election does not necessarily require application of cross-testing and the Plan may be able to satisfy nondiscrimination as to its classification-based allocations by testing allocation rates.]

(1) [   ]   Each In own classification. Each Participant constitutes a separate classification.

(2) [   ]   NHCEs/HCEs. Nonhighly Compensated Employee/Participants and Highly Compensated Employee/Participants.

(3) [X]   Describe the classifications: A: Chief Executive Officer; B: Chief Medical Officer; C: Vice President Clinical & Regulatory Affairs; D: Quality Assurance Officer; E: Senior Vice President of Business Development; F: Vice President of Drug Development; G: CFO; H: VP. Finance; I: VP. Governmental Affairs; J: All other Eligible Employees not listed in A-1

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